EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE – May 2, 2016

Vornado Announces First Quarter 2016 Financial Results

NEW YORK.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended March 31, 2016 today and reported:

NET LOSS attributable to common shareholders for the quarter ended March 31, 2016 was $114.2 million, or $0.61 per diluted share, compared to net income attributable to common shareholders of $84.6 million, or $0.45 per diluted share, for the prior year’s quarter.  Net loss for the quarter ended March 31, 2016 includes $165.1 million, of which $160.7 million relates to the Skyline properties, of real estate impairment losses.  Net income for the quarter ended March 31, 2015 includes $10.9 million of net gains on sale of real estate.  Adjusting net loss attributable to common shareholders for certain items that affect comparability which are listed in the table below, net income attributable to common shareholders for the quarter ended March 31, 2016 was $42.2 million, or $0.22 per diluted share.  Adjusting net income attributable to common shareholders for certain items that affect comparability which are listed in the table below, net income attributable to common shareholders for the quarter ended March 31, 2015 was $61.5 million, or $0.33 per diluted share.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended March 31, 2016 was $203.1 million, or $1.07 per diluted share, compared to $220.1 million, or $1.16 per diluted share, for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended March 31, 2016 and 2015 was $205.6 million and $202.9 million, or $1.08 and $1.07 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2016	2015
FFO (1)	$203,137	$220,084
Per diluted share	$1.07	$1.16

Items that affect comparability income (expense):
Acquisition and transaction related costs	$(4,607)	$(1,981)
FFO from discontinued operations and sold properties	721	14,188
Net gain on sale of residential condominiums	714	1,860
Toys FFO	500	1,454
Other	-	2,721
	(2,672)	18,242
Noncontrolling interests' share of above adjustments	167	(1,079)
Items that affect comparability, net	$(2,505)	$17,163

FFO as adjusted for comparability	$205,642	$202,921
Per diluted share	$1.08	$1.07

(1) See page 3 for a reconciliation of our net (loss) income to FFO for the three months ended March 31, 2016 and 2015.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE MONTHS ENDED
MARCH 31, 2016 AND 2015

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2016	2015
Revenues	$613,037	$606,802

(Loss) income from continuing operations	$(92,324)	$109,067
Income from discontinued operations	716	16,179
Net (loss) income	(91,608)	125,246
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(9,678)	(15,882)
Operating Partnership	7,487	(5,287)
Net (loss) income attributable to Vornado	(93,799)	104,077
Preferred share dividends	(20,364)	(19,484)
Net (loss) income attributable to common shareholders	$(114,163)	$84,593

(Loss) income per common share - Basic:
(Loss) income from continuing operations, net	$(0.61)	$0.37
Income from discontinued operations, net	-	0.08
Net (loss) income per common share	$(0.61)	$0.45
Weighted average shares outstanding	188,658	187,999

(Loss) income per common share - Diluted:
(Loss) income from continuing operations, net	$(0.61)	$0.37
Income from discontinued operations, net	-	0.08
Net (loss) income per common share	$(0.61)	$0.45
Weighted average shares outstanding	188,658	189,336

FFO	$203,137	$220,084
Per diluted share	$1.07	$1.16

FFO as adjusted for comparability	$205,642	$202,921
Per diluted share	$1.08	$1.07

Weighted average shares used in determining FFO per diluted share	189,664	189,381

The following table reconciles our net (loss) income to FFO:

(Amounts in thousands)	For the Three Months Ended March 31,
Reconciliation of our net (loss) income to FFO:	2016	2015
Net (loss) income attributable to Vornado	$(93,799)	$104,077
Depreciation and amortization of real property	134,121	118,256
Net gains on sale of real estate	-	(10,867)
Real estate impairment losses	160,700	256
Proportionate share of adjustments to equity in net loss of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	39,046	36,272
Real estate impairment losses	4,353	-
Noncontrolling interests' share of above adjustments	(20,942)	(8,448)
FFO attributable to Vornado	223,479	239,546
Preferred share dividends	(20,364)	(19,484)
FFO attributable to common shareholders	203,115	220,062
Convertible preferred share dividends	22	22
FFO attributable to common shareholders plus assumed conversions	$203,137	$220,084

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO as adjusted for comparability are provided on page 1 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 3, 2016 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 42356790.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on May 3, 2016 through June 2, 2016.  To access the replay, please dial 888-843-7419 and enter the passcode 42356790#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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